UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2024

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On November 20, 2024, Cidara Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors named therein (the “Purchasers”) pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) (i) an aggregate of 3,892,274 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $14.912 per share, which is based on the average Nasdaq Official Closing Price of the Common Stock for the five trading days immediately preceding the signing of the Purchase Agreement, and (ii) in lieu of shares of Common Stock to certain Purchasers, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 3,149,035 shares of Common Stock (the “Warrant Shares”) at a purchase price of $14.9119 per Pre-Funded Warrant (representing the $14.912 per Share purchase price less the exercise price of $0.0001 per Warrant Share). The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire.
RBC Capital Markets, LLC acted as the sole placement agent for the Private Placement. Guggenheim Securities, LLC acted as financial advisor to the Company.
The Private Placement closed on November 26, 2024 (the “Closing Date”). The Company received aggregate gross proceeds from the Private Placement of approximately $105.0 million, before deducting estimated offering expenses payable by the Company.
The Pre-Funded Warrants issued in the Private Placement provide that the holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.
The foregoing descriptions of the Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated by reference herein.
Registration Rights Agreement
On November 20, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Shares and the Warrant Shares held by the Purchasers (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Registrable Securities by no later than December 23, 2024 (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable, but in any event no later than the earlier of (i) the 90th calendar day following the Closing Date (or the 120th calendar day following the Closing Date if the U.S. Securities and Exchange Commission (the “SEC”), notifies the Company that it will “review” the registration statement) and (ii) the 5th business day after the Company is notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. The Company also agreed to use commercially reasonable efforts to keep such registration statement effective until the date the Shares and Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.
In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement has not been declared effective prior to the earlier of (A) five business days after the date which the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (B) 90 days following the Closing Date (or, or the 120th calendar day following the Closing Date if the SEC notifies the Company that it will “review” the registration statement) or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to the Purchasers as liquidated damages in an amount equal to 1% of the aggregate amount invested by the Purchasers in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.
The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosure regarding the securities sold and issued under the Purchase Agreement under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 3.02.
The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Purchasers has represented that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends have been affixed to the securities.
Item 8.01 Other Events.
Pro-forma for the Private Placement and as of September 30, 2024, the Company had 10,938,907 shares of Common Stock outstanding, 204,725 shares of Series A Convertible Voting Preferred Stock outstanding, which are convertible into 14,330,750 shares of Common Stock, 2,104,472 shares of Series X Convertible Preferred Stock outstanding, which are convertible into 1,052,236 shares of Common Stock, and pre-funded warrants to purchase up to an aggregate of 3,149,035 shares of Common Stock at an exercise price of $0.0001 per share outstanding, for a total of 29,470,928 shares of Common Stock equivalents outstanding.
Enrollment in the Company’s Phase 2b NAVIGATE clinical trial is ongoing and the Company expects all subjects to be enrolled and treated by the first week of December 2024. The Company is considering a potential analysis of efficacy data from the ongoing Phase 2b NAVIGATE clinical trial in the first half of 2025. If an analysis of the Phase 2b NAVIGATE clinical trial is completed in the first half of 2025, the Company may consider initiating a Phase 3 clinical trial during the 2025 Northern Hemisphere influenza season.
On November 21, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the filing and timing of a resale registration statement, the expected timing for enrollment and treatment in the Phase 2b NAVIGATE clinical trial, the potential and timing for an analysis of efficacy data from the Phase 2b NAVIGATE clinical trial and the potential for initiating a Phase 3 clinical trial during the 2025 Northern Hemisphere influenza season. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks and uncertainties associated with the Company’s business and finances in general and those risks described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 7, 2024 and other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
10.1	Securities Purchase Agreement, dated November 20, 2024, by and among Cidara Therapeutics, Inc. and the persons party thereto.
10.2	Registration Rights Agreement, dated November 20, 2024, by and among Cidara Therapeutics, Inc. and the persons party thereto.
99.1	Press Release, dated November 21, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: November 26, 2024	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)